Exhibit 99.1

Contacts:	Russell Dyer (Media)	Shep Dunlap (Investors)
	+1 847 943 5678	+1 847-943-5454
	news@mdlz.com	ir@mdlz.com

Update on Cyber-Attack and Preliminary Estimate of Financial Impacts

DEERFIELD, III., July 6, 2017 – Mondelēz International today provided an update to its prior disclosure on the June 27th global cyber-attack that impacted our business.

We are pleased that we are making good progress in restoring our systems across the enterprise. Since the time of the incident, our teams have done remarkable work to continue to operate the business, manufacture our products, serve customer needs and progress the recovery activities. We believe the issue has been contained and a critical majority of the affected systems are up and running again.

Given the timing of this significant global attack, despite our best efforts, we experienced disruption in our ability to ship and invoice during the last four days of our second quarter. There are a few markets where we have permanently lost some of that revenue due to holiday feature timing, but we expect we will be able to recognize the majority of these delayed shipments in our third quarter results.

Our preliminary estimate of the revenue impact of this event is a negative 300 basis points on our second quarter growth rate.

We are still assessing the full financial impact of this event, in addition to performing our normal quarter-end financial close process. Based on our current assessment of the situation, our recovery progress, and the underlying trends in our business, we are reaffirming our full- year organic revenue growth outlook of “at least 1 percent growth”. We expect to incur incremental one-time costs in both our second and third quarters as a result of this issue, but our underlying margin progress continues to be in line with our outlook of mid-16 percent for the full-year.

A further update on these matters, our second quarter results and our full-year outlook will be provided in our second quarter investor earnings call and webcast in August.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ:MDLZ) is building the best snacking company in the world, with 2016 net revenues of approximately $26 billion. Creating more moments of joy in approximately 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “believe,” “estimate,” “deliver,” “guidance,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; the costs of, timing of expenditures and future impacts of the referenced cyber-attack and GST; and the company’s outlook, including 2017 Organic Net Revenue growth, Adjusted Operating Income margin. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from disruptions to the company’s business; the timing of and costs associated with restoring our business, operations and accounting systems; and risks of further systems outages. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Outlook

The company’s outlook for 2017 Organic Net Revenue growth is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full year 2017 projected

Organic Net Revenue growth to its full year 2017 projected reported net revenue growth because the company is unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.